UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2007
3DIcon Corporation
(Exact name of registrant as specified in charter)

Oklahoma (State or other jurisdiction of incorporation)	333- (Commission File Number)	73-1479206 (IRS Employer Identification No.)

7507 S. Sandusky Tulsa, OK (Address of principal executive offices)	74136 (Zip Code)

Registrant’s telephone number, including area code: (918) 492-5082

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On November 7, 2007, the Board of Directors of 3DIcon Corporation (the “Company”) adopted a resolution by unanimous written consent to appoint Victor F. Keen as a director. There are no understandings or arrangements between Mr. Keen and any other person pursuant to which Mr. Keen was selected as a director. Mr. Keen does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become an officer or director. The Company announced Mr. Keen’s appointment via a press release issued on November 13, 2007, a copy of which is attached hereto as Exhibit 99.1

Mr. Keen is 66 years old. Until March 1, 2007, Mr. Keen served as the chair of the Tax Practice Group at Duane Morris. He is currently of counsel to the firm. Mr. Keen has served on the board of directors of Research Frontiers, Inc. (“Research Frontiers”) for over 10 years. He has been chair of the compensation committee of Research Frontiers for the last 5 years.

On December 15, 2005, Mr. Keen purchased a convertible debenture in the principal amount of $50,000 from the company (the “December 2005 Debenture”). The December 2005 Debenture had a conversion price of $0.05 per share and has been converted into 1,000,000 shares of the Company's common stock.

On August 24, 2006, Mr. Keen purchased a convertible debenture in the principal amount of $100,000 from the Company the (“August 2006 Debenture”). The August 2006 Debenture had a conversion price of $0.05 per share and has been converted into 2,000,000 shares of the Company's common stock. In addition, Mr. Keen received 116,889 shares of the Company's common stock as payment of outstanding interest on the August 2006 Debenture.

On October 24, 2006, Mr. Keen purchased a convertible debenture in the principal amount of $100,000 from the Company (the “October 2006 Debenture”). The October 2006 Debenture had a conversion price of $0.05 per share and has been converted into 2,000,000 shares of the Company's common stock. The Company issued 89,778 shares of its common stock as payment of outstanding interest on the October 2006 Debenture.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

        No.        Description
        99.1       Press Release of 3DIcon Corporation dated November 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3DIcon Corporation

Dated: November 13, 2007	By:	/s/ Vivek Bhaman
Name: Vivek Bhaman Title: President and Chief Operating Officer